Page 57
                                                             Exhibit 10(iii)A(4)


                                 AMENDMENT NO. 3
                                       TO
                        NATIONAL SERVICE INDUSTRIES, INC.
                            BENEFITS PROTECTION TRUST



         This Amendment made and entered into as of this 6th day of January, 1999, by and between National Service Industries, Inc., a Delaware Corporation (the "Company"), and Wachovia Bank, N.A. (formerly Wachovia Bank and Trust Company), as Trustee (the "Trustee");


                     W - I - T - N - E - S - S - E - T - H:


         WHEREAS, the Company previously established a trust arrangement known as the National Service Industries, Inc. Benefits Protection Trust (the "Trust") in order to ensure that, in the event of Change in Control of the Company, designated participants and their beneficiaries receive the benefits which the Company and its Affiliates are obligated to provide pursuant to various executive compensation arrangements (collectively, the "Plans"); and

         WHEREAS, the Company now desires to amend the Trust in a number of respects;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                       1.

         Section 3.4 is hereby amended by deleting the present provision in its entirety and substituting the following in lieu thereof:

                  "3.4 Upon the occurrence of a Threatened Change in Control or a Change in Control, the Company shall contribute to the Trustee Expense Account sufficient cash (i) to provide for the Litigation (as defined in Section 9.3 of Article 9) expenses of all Plaintiffs as determined by the Trustee, and (ii) to pay the expenses of operating this Trust for twelve (12) months. If the Company fails to deposit the amount in the Trust required by this Section 3.4 within five (5) days of the occurrence of a Threatened Change in Control or a Change in Control, the Trustee shall commence legal action as provided in Section 9.5."

                                       2.

         Section 4.2 is hereby amended by designating the first paragraph of the present section as subparagraph (a), by deleting the second paragraph of the present  section in its entirety,  and by adding the following new  subparagraph
(b) in Section 4.2:
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                                                             Exhibit 10(iii)A(4)

                  "(b) Immediately upon the occurrence of a Threatened Change in Control or a Change in Control, the Company shall contribute sufficient cash to the Benefit Account (i) to pay all payments and benefits to which Participants would be entitled (whether payable currently or on a deferred basis) pursuant to the terms of the Plans as of the date of the Threatened Change in Control or Change in Control and (ii) to pay the additional payments and benefits that would be due Participants under the Plans assuming the Participants' employment was terminated involuntarily by the Company without cause immediately following the date on which the Threatened Change in Control or Change in Control occurred. The amount the Company shall contribute to the Trust pursuant to this subparagraph (b) shall be determined by the Trustee in its discretion. If the Company fails to contribute the amount to the Trust required by this subparagraph (b) within five (5) days of the occurrence of the Threatened Change in Control or Change in Control, the Trustee shall commence legal action as provided in Section 9.5.

                           During a Threatened Change in Control Period or after the occurrence of a Change in Control, if the Trustee determines that the funds in the Benefit Account are insufficient to fully pay all payments and benefits in (b)(i) and (ii) above under the Plans, the Trustee shall make written demand on the Company to provide funds in an amount determined by the Trustee in its discretion. If the Company fails to contribute this additional amount to the Trust within five (5) days of receipt of the Trustee's written demand, the Trustee shall commence legal action as provided in Section 9.5."

                                       3.

         Section 4.3 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

                  "4.3(a) In addition to the cash and/or other property delivered to, and deposited with, the Trustee pursuant to Article 3 and Sections 4.1 and 4.2, the Company may deliver to the Trustee one or more letters of credit (referred to hereinafter as the "Letter(s) of Credit") which shall (i) be irrevocable for a period of at least 364 days, (ii) be renewable by the Company on substantially the same terms and conditions at the end of such period unless the issuer provides to the Company and the Trustee not less than 90 calendar days' written notice prior to the expiration date that any Letter(s) of Credit will not be renewed, and (iii) name the Trustee as beneficiary. A Letter of Credit shall enable the Trustee to draw directly from the issuer of such Letter of Credit, immediately upon notice and without any other requirement, an amount equal to the excess of 100% of the amount the Trustee has demanded the Company contribute to the Trust pursuant to
         Article 3 and Sections 4.1 and 4.2, as determined by the Trustee, over the value of all other assets of the Trust, subject, however, to the maximum amount of the Letters of Credit.

                  (b) The Trustee shall draw on each Letter of Credit held by it to the full extent thereof no later than three (3) business days following the failure by the Company to contribute to the Trust the amounts demanded by the Trustee pursuant to Article 3 and Sections 4.1 and 4.2.
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                                                                         Page 59
                                                             Exhibit 10(iii)A(4)


                  (c) If the Trustee receives written notice from an issuer referencing a Letter of Credit by number which is signed by an officer of the issuer of such Letter of Credit, that such Letter of Credit will not be renewed on substantially the same terms and conditions, then the Trustee shall notify the Company in writing that it has received such notice.

                  (d) Notwithstanding (a) above, the Trustee shall not draw on any Letter of Credit pursuant to subparagraph (a), to the extent that the Company has deposited in the Trust 100% of the amount the Trustee has demanded the Company to contribute to the Trust pursuant to Article 3 and Sections 4.1 and 4.2, as determined by the Trustee."

                                       4.

         Article 7 is hereby amended by redesignating the current Section 7.5 as
Section 7.6 and adding the  following  new Section 7.5:

                  "7.5     To draw upon any Letter of Credit  provided  pursuant
         to Section 4.3 and to make demand upon the issuer of any Letter of Credit to pay amounts directly to the Trust."

                                       5.

         Section 9.4 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

                  "9.4 After a Change in Control, the Trustee shall bill the Company directly, on a monthly basis, for all fees and expenses described in Section 10.2. The Trustee may commence legal action against the Company to recover any amount not paid within thirty (30) days of the billing date. If the Company's failure to pay causes a reduction in the assets of the Trustee Expense Account contributed pursuant to Article 3 such that the Trustee Expense Account is insufficient to pay for all expenses that may be incurred in connection with the Litigation, the Trustee shall commence legal action as provided in Section 9.5."

                                       6.

         Section 9.5 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

                  "9.5 Upon the occurrence of a Threatened Change in Control or after a Change in Control, if the Company fails to transfer to, and deposit in, the Trust the amounts required by Sections 3.4, 4.2 and 9.4, (i) within five (5) days of the demand by the Trustee, the Trustee shall commence legal action to compel the Company to pay such amounts to the Trust and (ii) the Company shall be required to contribute within 10 days of commencement of such action an additional amount to the Trust to pay for the costs and expenses, including legal fees, of such action. The Trustee shall have the power and authority to hire legal counsel of its choice to pursue such legal action against the Company and the costs of such legal counsel shall be paid from the Trust."
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Page 60
                                                             Exhibit 10(iii)A(4)
                                       7.

         Article 12 is hereby amended by adding the following new Section 12.3.

                  "12.3 Nothing in this Article 12 shall require the Company to indemnify the Trustee with respect to any Letter of Credit (as described in Section 4.3) which the Trustee or any affiliate may issue in its commercial capacity, nor may any assets of the Trust be used to repay the Trustee or any affiliate for amounts the Trustee or any affiliate may pay pursuant to any Letter of Credit."

                                       8.

         Article 13 is hereby amended by adding the following sentence to the end of the present Article:

                  "The provisions of this Article 13 shall not limit in any way the obligations and responsibilities of the Trustee or any affiliate pursuant to a Letter of Credit (as described in Section 4.3) and the rights of the Trustee to draw upon any Letter of Credit issued by the Trustee or any affiliate shall be as provided in such Letter of Credit."

                                       9.

         Section 15.4 is hereby amended by deleting the present provision in its entirety and substituting the following in lieu thereof:

               "15.4 Until written notice is given to the contrary, communications to the Trustee shall be sent to it at its office at 301
          N. Main Street,  P.O. Box 3099,  Winston-Salem,  North Carolina 27150,
          Attention: Mr. John N. Smith, facsimile 336-770-4059, copy to Mr. Joe Long, Trust Counsel (or such other individuals as delegated in writing by Messrs. Smith or Long); communications to the Company shall be sent to it at its office at 1420 Peachtree Street, N.E., Atlanta, Georgia,
          Attention: David Levy, facsimile 404-853-1015,  with a copy to William
          J. Vesely, Jr., Kilpatrick Stockton LLP, facsimile 404-815-6555."

                                      10.

         Section 17.3 is hereby amended by adding the following after the word "thereto" in the fourth line of the present section:

                  ", including all rights under any Letters of Credit,"
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                                                                         Page 61
                                                             Exhibit 10(iii)A(4)

                                      11.

         Schedule 1 is hereby amended by substituting a revised Schedule 1, dated January 6, 1999, which is attached hereto and made a part hereof.

                                      12.

         The within and foregoing amendments to the Trust shall be effective as of January 6, 1999. Except as hereby modified, the Trust shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the day and year first written above.

                                               NATIONAL SERVICE INDUSTRIES, INC.



                                               By/s/ James S. Balloun
                                               James S. Balloun
                                               Chairman, President and
                                               Chief Executive Officer



                                                WACHOVIA BANK N.A., AS TRUSTEE



                                                By /s/Jane B. Fisher

                                                Name: Jane B. Fisher

                                                Title: Senior Vice President

Page 62
                                                             Exhibit 10(iii)A(4)



         The undersigned Affiliates of the Corporation hereby consent to, and agree to be bound by, this Amendment No. 3 to the Trust.

         This the 6th day of January, 1999.

                                               NATIONAL SERVICE INDUSTRIES, INC.
                                               (Georgia)



                                               By /s/ James S. Balloun
                                               James S. Balloun, President



                                               NSI ENTERPRISES, INC.



                                               By /s/ James S. Balloun
                                               James S. Balloun, President



                                               ZEP MANUFACTURING COMPANY



                                               By /s/ Glen D. Reed
                                               Glen D. Reed, President



                                               NSI SERVICES, L.P.



                                               By /s/ James S. Balloun
                                               James S. Balloun, President